Exhibit 16.1

Dischino & Associates
Certified Public Accountants and Business Consultants

January 20, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the statements made in Item 4.01 of the Current Report on Form 8-K of YTB International, Inc., dated September 9, 2005.

/s/ Dischino & Associates

Dischino & Associates
Certified Public Accountants and Business Consultants
Fairfield, New Jersey